UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2014

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (651) 770-2000

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 22, 2014, Aetrium Incorporated (“Aetrium” or the “Company”) completed a transaction (the “Transaction”) in which it transferred its assets related to its business of designing, manufacturing, marketing and servicing a variety of equipment used in the handling of integrated circuits (the “Transferred Business”) to Boston Semi Automation LLC (“BSA”), a wholly owned subsidiary of Boston Semi Equipment LLC (“BSE”). The Transaction was consummated pursuant to the Agreement by and among Aetrium, BSA and BSE, dated April 22, 2014 (the “Agreement”). BSE is a party to the Agreement solely for purpose of guaranteeing BSA’s obligations with respect to royalty payments under the Agreement. The Agreement contains representations, warranties and covenants customary for transactions of this type.

Consideration for the Transaction includes (i) a royalty on all revenue related to the Transferred Business over the five years that will start at 15% and decline over time to 3%, subject to certain qualifications and adjustments and (ii) the assumption of certain liabilities of the Company related to the Transferred Business.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Reference is also made to the press release announcing the Transaction attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 23, 2014, Richard K. Coleman, Jr. resigned from his position as a member of the Board of Directors of the Company (the “Board”), effective immediately.  Mr. Coleman served on the Company’s Audit Committee and Compensation Committee. Mr. Coleman’s resignation was not the result of any disagreement related to any matter involving Aetrium’s operations, policies or practices.

(d) On April 21, 2014, the Board appointed Morgan Hanlon and Alfred John Knapp, Jr. to the Board, each to serve until their respective successors are elected and qualified.

The Board has not yet determined the Board committees, if any, on which Messrs. Hanlon and Knapp will serve. Neither Mr. Hanlon nor Mr. Knapp has entered into any transactions with the Company since the beginning of the Company’s last fiscal year that are reportable under Item 404(a) of Regulation S-K.  There are no arrangements or understandings under which either Mr. Hanlon or Mr. Knapp was appointed to the Board.

As non-employee directors, Messrs. Hanlon and Knapp are entitled to receive compensation in accordance with the arrangements in effect for non-employee directors of the Company, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on November 21, 2013.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. Aetrium intends to file this pro forma information by an amendment.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement by and among Aetrium Incorporated, Boston Semi Automation LLC and Boston Semi Equipment LLC, dated April 22, 2014.*

99.1	Press release dated April 22, 2014.

* Filed herewith with confidential portions omitted pursuant to request for confidential treatment. The omitted portions have been separately filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2014	AETRIUM INCORPORATED

	By:	/s/ Paul H. Askegaard
Paul H. Askegaard
Chief Financial Officer